Exhibit 10.3

September 17, 2019

PEF LLC

Subject: Advisor to Immuneering Corporation

Dear PEF LLC,

Immuneering Corporation (the “Company”) is pleased to invite you to serve as an Advisor to the Company. This letter will set forth the terms and conditions of your participation as an advisor to the Company commencing on the date hereof (the “Effective Date”).

1.          Services. You agree to serve as an Advisor to the Company. You have been chosen for this position because of your expertise in areas that are consistent with the Company's business and strategy, and your track record of successfully introducing us to new services clients, potential investors, business partners, and academic key opinion leaders. As an Advisor, we hope that you will contribute to the success of the Company by engaging in the following activities, as reasonably requested by the Company from time to time (the “Services”):

➢	Advising the Company through telephone, e-mail and in-person communications as well as attending periodic meetings (via telephone or in-person) with other Advisors.

➢	Advising the Company on business matters in your area of expertise, including guidance on business strategy, partnership negotiations, capital raising and similar matters.

➢	Introducing the Company to potential employees, consultants, investors, scientific collaborators, and business partners.

➢	Advising the Company on market strategies and trends in areas of interest to the Company.

➢	Endorsing the Company to potential business partners as well as to industry and financial analysts and “thought leaders.”

➢	Providing advice to the Company on matters related to the Company's research and development efforts, concepts and strategies.

Unless otherwise notified, I will serve as your primary point of contact with the Company regarding your role as an Advisor. For avoidance of doubt, you shall not be required to devote more than five hours per month to the performance of your duties hereunder.

2.          Compensation. In consideration for your participation as an Advisor, you shall receive a warrant for the purchase of 73,000 shares of common stock of the Company at a price per share equal to the fair market value at the time of Board approval. The warrant will vest immediately and be exercisable on or after the one year anniversary of the Effective Date. The warrant will be exercisable immediately upon a change in control of the Company.

You will be reimbursed for any reasonable travel and incidental expenses incurred associated with serving as an Advisor, subject to the Company's generally applicable policies for the reimbursement of employee expenses.

3.          Independent Contractor. In performing Services for the Company pursuant to this letter agreement, you will act in the capacity of an independent contractor with respect to the Company and not as an employee of the Company. You acknowledge that you have no authority to act on behalf of the Company, including, without limitation, to enter into any contract or agreement on behalf of and in the name of the Company. As an independent contractor, you will not be eligible to participate in any of the Company's employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs and you will be solely responsible for any tax withholdings and the like.

4.          Conflict of Interest. The Company recognizes and agrees that you may perform services for other persons and entities, provided that such services do not represent a conflict of interest, such as by serving as an advisor for a direct competitor of the Company, or a breach of your duties to the Company. By signing this letter agreement, you represent and warrant to the Company that your participation as an Advisor to the Company will not be inconsistent with any other contractual commitments that you may already have, and you agree that you will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

5.          Confidentiality. You agree that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships, technology or financial affairs (collectively, “Confidential Information”) is and shall be the exclusive property of the Company. During the term of this letter agreement and for a period of three years thereafter, you will not, without the prior written consent of the Company, use for any purpose (except in the course providing Services under this letter agreement in furtherance of the business of the Company) or disclose to any third party any Confidential Information. Confidential Information will not include any information known generally to the public (other than as a result of unauthorized disclosure by you) or information that you received from third parties who do not have an obligation to maintain the confidentiality of the information disclosed. You may disclose the Company's Confidential Information if you are required to do so by law or court order, provided that you (i) promptly notify the Company of such required disclosure and (ii) use all reasonable efforts to minimize the extent of such required disclosure. You agree to deliver to the Company or destroy, as requested by the Company, at the termination of your service as an Advisor, or at any other time that the Company may request, all written or electronic memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which you may then possess or have under your control.

6.          Publicity. The Company will not use your name, likeness or work product in connection with promotion of its business, products and services or to allow others to do so without your prior written approval, provided that the Company may list you on its website and in investor presentations as an advisor to the Company. You agree to use reasonable efforts to inform the Company whether it may use your name, likeness or work product within five days after the Company notifies you of any such proposed use.

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7.          Term of Agreement. The term of your participation as an advisor shall be one (1) year from the Effective Date, subject to renewal by our mutual agreement. You may terminate your participation as an advisor for any reason with ten (10) days prior written notice. We may terminate your participation as an advisor for breach of the terms of this letter Agreement that, if capable of being cured, is not cured within a reasonable time of no less than ten (10) days following written notice of such breach by the Company to you. Following termination of this letter agreement, the provisions of paragraphs 5 through 8 shall survive.

8.          General Provisions. This letter agreement (together your warrant agreement) contains all of the terms of your participation as an Advisor of the Company and no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this letter agreement have been made or entered into by either party with respect to the subject matter hereof. You agree that any of the Company's rights or obligations hereunder may be assigned to any successor or resultant corporation in a merger or consolidation or other acquisition of the Company or its subsidiary, but that you may not assign any of your rights or obligations under this letter agreement without the prior written consent of the Company. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by Massachusetts law without reference to its conflicts of laws provisions. Any breach of paragraph 5 will cause irreparable harm to the Company for which damages would not be an adequate remedy, and therefore the Company will be entitled to seek injunctive relief with respect thereto in addition to any other remedies.

[Signature page follows.]

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We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the enclosed duplicate original of this letter and returning it to me. This offer, if not accepted, will expire at the close of business on September 20, 2019.

Very truly yours,

Immuneering Corporation

By:	/s/ Benjamin J. Zeskind
Name:	Benjamin J. Zeskind
Title:	Co-Founder and CEO

[Signature Page to Advisory Agreement]

I have read, understand and accept this offer:

PEF LLC

By:	/s/ Peter Feinberg
Name:	Peter Feinberg
Title:	Manager Member

Dated:

[Signature Page to Advisory Agreement]